SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 21, 2019

PRIME MERIDIAN HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Florida	333-191801	27-2980805
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1897 Capital Circle NE, Second Floor, Tallahassee, FL	32308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (850) 907-2301

Not Applicable

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1933 (§240.12b-2 of this chapter)

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2019, R. Randy Guemple announced his retirement, effective March 31, 2019, as Executive Vice President and Chief Financial Officer of Prime Meridian Holding Company (the “Company”) and Prime Meridian Bank (the “Bank”). Mr. Guemple will remain on the Boards of Directors of the Company and the Bank. Also on February 21, 2019, the Company and the Bank appointed Clint F. Weber to become the Company’s and the Bank’s Executive Vice President and Chief Financial Officer, effective April 1, 2019. On that same date, the Company and the Bank also elected Michael A. Micallef, Jr. to their respective Boards of Directors, effective March 1, 2019, and appointed Monté L. Ward to become their Executive Vice President and Chief Information Officer, effective April 1, 2019.

Clint F. Weber, age 37, has been with the Bank since 2013. He is presently the Senior Vice President and Chief Credit Officer (CCO) for the Bank. Prior to joining the Bank, he was Vice President and held various credit positions at Premier Bank and its successor financial institution Centennial Bank from 2008 to 2013. From 2003 to 2008, he was a Financial Institution Examiner at the Florida Office of Financial Regulation. Mr. Weber’s work experience includes Credit Risk Management, Regulatory Compliance, Accounting and Asset/Liability Management. Mr. Weber is a graduate of Florida State University where he received a Bachelor of Science in Finance and Real Estate. He is also a graduate from the Florida School of Banking at the University of Florida.

Michael A. Micallef, Jr., age 69, has been with the Bank since October 2018. He is the Senior Vice President (SVP) and Market President for the Bank’s Polk County market. Mr. Micallef served as Regional President for Sunshine Bank from 2015 to 2017. From its founding in 2006 until its sale to Sunshine Bancorp, Inc. in 2015, Mr. Micallef served as the Chief Executive Officer and President of Community Southern Holdings, Inc. and Community Southern Bank, in Lakeland, Florida. Mr. Micallef has more than thirty years of experience as a Chief Executive Officer of financial institutions, including serving as: President of Marco Community Bancorp, Inc. and Chief Executive Officer and President of Marco Community Bank in Marco Island, Florida from 2003 to 2005; and Chief Executive Officer, President, and Vice Chairman of Sterling Bank, FSB, in Lantana, Florida from 1999 to 2003. Mr. Micallef received his Bachelor of Science degree from St. Peters College, his Master of Business Administration from Fordham University and a graduate banking degree from Brown University.

Monté L. Ward, age 37, has been with the Bank since 2011. He is presently the Information Security Officer (ISO) and Senior Vice President of Bank Operations for the Bank. Prior to joining the Bank, he was Assistant Vice President and held various operational, compliance and information technology positions at Premier Bank, Tallahassee, Florida, from 2002 to 2011. Mr. Ward has a background in software programming and hacking/intrusion. He holds various Microsoft certifications and designations such as Certified Regulatory Compliance Manager (CRCM), Accredited ACH Professional (AAP), Certified Information Security Manager (CISM), and others in technology, security, and compliance. Mr. Ward is a graduate of Florida Agricultural & Mechanical University where he received a Bachelor of Science in Electrical Engineering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME MERIDIAN HOLDING COMPANY

By:	/s/ R. Randy Guemple
R. Randy Guemple
Chief Financial Officer and Executive Vice President

Date: February 25, 2019